CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on to Form S-1 of our report dated April 16, 2008, relating to the financial statements of Sino-Global Shipping America, Ltd. and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Friedman LLP

New York, New York
May 12, 2008